   As filed with the Securities and Exchange Commission on February 2, 2000.

                                                    Registration No. 333-
 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           UNIVERSAL FOODS CORPORATION
 ------------------------------------------------------------------------------
             (exact name of registrant as specified in its charter)

         Wisconsin                                      39-0561070
---------------------------------        ------------------------------------
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

         433 East Michigan Street
         Milwaukee, Wisconsin                              53202
---------------------------------        ------------------------------------
         (Address of principal                            (Zip Code)
           executive offices)


                           Universal Foods Corporation
           Amended and Restated Directors' Deferred Compensation Plan
 ------------------------------------------------------------------------------
                            (Full title of the plan)



                                 John L. Hammond
                  Vice President, Secretary and General Counsel
                           Universal Foods Corporation
                            433 East Michigan Street
                           Milwaukee, Wisconsin 53202
                                 (414) 271-6755
------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)



                                 With a copy to:

                              Andrew J. Guzikowski
                          Whyte Hirschboeck Dudek S.C.
                            111 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                  414-273-2100

------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED          PROPOSED MAXIMUM
                                                               MAXIMUM              AGGREGATE              AMOUNT OF
TITLE OF SECURITIES TO BE              AMOUNT TO BE         OFFERING PRICE           OFFERING             REGISTRATION
REGISTERED                              REGISTERED          PER OBLIGATION            PRICE                   FEE
----------                              ----------          --------------            -----                   ---
Deferred Compensation                  $3,512,500(2)             100%              $3,512,500(2)          $927.30(2)
Obligations (1)

Common Stock Purchase Rights           200,000                    (3)                  (3)                   (3)
                                       rights


(1) The Deferred Compensation Obligations are unsecured obligations of Universal Foods Corporation to pay deferred compensation in the future in accordance with the terms of the Universal Foods Corporation Amended and Restated Directors' Deferred Compensation Plan. Part or all of this deferred compensation may take the form of up to 200,000 shares of Universal Foods Corporation Common Stock.

(2) Based on 200,000 shares of Universal Foods Corporation Common Stock to be reserved under the Universal Foods Corporation Amended and Restated Directors' Deferred Compensation Plan and estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Universal Foods Corporation Common Stock as reported on the New York Stock Exchange on January 27, 2000, which was $17.5625.

(3) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents have been previously filed by Universal Foods Corporation (the "Company") with the Commission and are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended September 30, 1999, which includes certified financial statements as of and for the year ended September 30, 1999.

          2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1999.

          3. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated December 29, 1976, as amended by Form 8-A dated July 16, 1986, and any other amendments or reports filed for the purpose of updating such description.

          4. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated July 20, 1998, and the Company's current reports on Form 8-K dated June 30, 1998 and August 6, 1998, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Pursuant to the Wisconsin Business Corporation Law and the Company's

Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of the State of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf of the Company or its shareholders, for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's Bylaws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.      Exhibit
------------     -------
      5          Opinion of Whyte Hirschboeck Dudek S.C.

     23(a)       Consent of Deloitte & Touche LLP

     23(b)       Consent of Whyte Hirschboeck Dudek S.C. (included as part of
                 Exhibit 5 hereto)

     24 Powers of Attorney relating to subsequent amendments (included as part of the signature pages to this Registration Statement)

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 27th day of January, 2000.

                                      UNIVERSAL FOODS CORPORATION


                                  By: /s/ John L. Hammond
                                      -----------------------
                                      John L. Hammond
                                      Vice President, Secretary
                                      and General Counsel


                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated below.*

          Each person whose signature appears below constitutes and appoints Kenneth P. Manning and John L. Hammond, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


/s/ Kenneth P. Manning
----------------------------
Kenneth P. Manning                   Chairman of the Board, President
                                       and Chief Executive Officer (Principal
                                       Executive Officer)
/s/ Michael Fung
----------------------------
Michael Fung                         Vice President and Chief Financial Officer
                                       (Principal Financial Officer)

/s/ Michael L. Hennen
----------------------------
Michael L. Hennen                    Vice President and Controller
                                       (Principal Accounting Officer)


          *Each of these signatures is affixed as of January 27, 2000.

/s/ Richard Abdoo
----------------------------
Richard Abdoo                               Director


----------------------------
Michael E. Batten                           Director


/s/ John F. Bergstrom
----------------------------
John F. Bergstrom                           Director


/s/ Dr. Fergus M. Clydesdale
----------------------------
Dr. Fergus M. Clydesdale                    Director


/s/ James A.D. Croft
----------------------------
James A.D. Croft                            Director


/s/ Alberto Fernandez
----------------------------
Alberto Fernandez                           Director


/s/James L. Forbes
----------------------------
James L. Forbes                             Director


/s/ Dr. Carol I. Waslien Ghazaii
----------------------------
Dr. Carol I. Waslien Ghazaii                Director


/s/ William V. Hickey
----------------------------
William V. Hickey                           Director


/s/ Essie Whitelaw
----------------------------
Essie Whitelaw                              Director








          *Each of these signatures is affixed as of January 27, 2000.

                                  EXHIBIT INDEX
                      UNIVERSAL FOODS CORPORATION FORM S-8
          RELATING TO UNIVERSAL FOODS CORPORATION AMENDED AND RESTATED
                      DIRECTORS' DEFERRED COMPENSATION PLAN



                                                                                  Incorporated Herein by        Filed
   Exhibit No.                             Description                                Reference From          Herewith
   -----------                             -----------                                --------------          --------
       3.1          Universal Foods Corporation Amended and Restated           Exhibit 3.1 to Annual
                    Articles of Incorporation, adopted November 12,            Report on Form 10-K
                    1998                                                       for the fiscal year
                                                                               ended September 30,
                                                                               1998 (Commission File
                                                                               No. 1-7626)

       3.2          Universal Foods Corporation Amended and Restated           Exhibit 3.2 to Annual
                    Bylaws, adopted November 11, 1999                          Report on Form 10-K
                                                                               for the fiscal year
                                                                               ended September 30,
                                                                               1999 (Commission File
                                                                               No. 1-7626)

       4.1          Rights Agreement, dated as of August 6, 1998,              Exhibit 1.1 to
                    between Registrant and Firstar Trust Company               Registration Statement
                                                                               on Form 8-A dated July
                                                                               20, 1998 (Commission
                                                                               File No. 1-7626)

         5          Opinion of Whyte Hirschboeck Dudek S.C.                                                       X

      10(h)         Universal Foods Corporation Amended and Restated           Appendix B to the
                    Directors' Deferred Compensation Plan                      Registrant's Annual
                                                                               Meeting Proxy
                                                                               Statement dated
                                                                               December 17, 1999

      23(a)         Consent of Deloitte & Touche LLP                                                              X

      23(b)         Consent of Whyte Hirschboeck Dudek S.C.                                                       X*

        24          Powers of Attorney relating to subsequent                                                     X**
                    amendments


--------------------------------

*      Included as part of Exhibit 5 hereto
**     Included as part of the signature page to this Registration Statement.